SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

AMERITYRE CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005
(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:
John C. Thompson, Esq.
1371 East 2100 South, #202
Salt Lake City, Utah 84105
Phone: (801) 363-4854
Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Registrant announced that it has received notice dated October 5, 2009, under Equity Standard Listing Rules 5550(b) (the “Rule”), that its common stock is subject to potential delisting from the NASDAQ Capital Market because the Registrant does not have a minimum of $2,500,000 in stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. On or before October 20, 2009, the Registrant is required to provide NASDAQ with a specific plan of how it will achieve and sustain compliance with NASDAQ Capital Market listing requirements, including a time frame for completion of such plan. The Registrant expects to provide a plan of action as required with the intention of returning to compliance with NASDAQ requirements.

On October 9, 2009, the Company issued a press release announcing that it had received the aforementioned letter. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

99.1	Press release dated October 9, 2009, entitled “Amerityre Corporation Receives Equity Standard Listing Rules 5550(b) Notice.”

Exhibit 99.1 - Press release dated October 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  October 9, 2009

AMERITYRE CORPORATION

By: /S/ Michael Kapral
Michael Kapral
Chief Executive Officer and President